Exhibit 1.4


                          CHANGE IN CONTROL AGREEMENTS
                             PARTICIPANTS (12 MONTH)


OFFICERS
--------
Chris Haines
Mike Hall
Ken Hull
Tom Kirk
Igor Noriega